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                                  Exhibit 21

                        SUBSIDIARIES OF THE REGISTRANT



    SUBSIDIARY                                   JURISDICTION OF INCORPORATION
    ----------                                   -----------------------------

Metropolitan Satellite Corp.                                 Ohio
MetroCable Inc.                                              Ohio
ACS California, Inc.                                       Delaware
Valley Wireless Cable, Inc.                               California
 (a wholly-owned subsidiary
  of ACS California, Inc.)

USA Wireless Cable, Inc.                                   Nebraska